Consolidated Statements of Income (Unaudited) For the 3 months ending December 31, 2004 and 2003

	4th Quarter

(in thousands, except per share data)	2004	2003	Change

Operating Revenues
Oil and gas operations	$114,648	$86,827	$27,821
Natural gas distribution	116,632	115,565	1,067

Total operating revenues	231,280	202,392	28,888

Operating Expenses
Cost of gas	54,315	54,778	(463)
Operations & maintenance	64,045	59,214	4,831
DD&A	32,401	29,385	3,016
Taxes, other than income taxes	19,291	15,719	3,572
Accretion expense	630	471	159

Total operating expenses	170,682	159,567	11,115

Operating Income	60,598	42,825	17,773

Other Income (Expense)
Interest expense	(11,216)	(10,553)	(663)
Other income	748	1,336	(588)
Other expense	(295)	(1,759)	1,464

Total other expense	(10,763)	(10,976)	213

Income Before Income Taxes	49,835	31,849	17,986
Income tax expense	18,582	10,823	7,759

Income from Continuing Operations	31,253	21,026	10,227

Discontinued Operations, Net of Taxes
Income from discontinued operations	15	6	9
Loss on disposal	-	(202)	202

Income (Loss) from Discontinued Operations	15	(196)	211

Net Income	$31,268	$20,830	$10,438

Diluted Earnings Per Share
Continuing operations	$0.85	$0.58	$0.27
Discontinued operations	-	(0.01)	0.01

Net Income	$0.85	$0.57	$0.28

Basic Earnings Per Share
Continuing operations	$0.86	$0.58	$0.28
Discontinued operations	-	-	-

Net Income	$0.86	$0.58	$0.28

Diluted Avg. Common Shares Outstanding	36,726	36,394	332

Basic Avg. Common Shares Outstanding	36,378	36,055	323

Dividends Per Share	$0.1925	$0.185	$0.0075

Consolidated Statements of Income (Unaudited) For the 12 months ending December 31, 2004 and 2003

	Year-to-date

(in thousands, except per share data)	2004	2003	Change

Operating Revenues
Oil and gas operations	$410,644	$353,122	$57,522
Natural gas distribution	526,740	489,099	37,641

Total operating revenues	937,384	842,221	95,163

Operating Expenses
Cost of gas	259,889	233,823	26,066
Operations & maintenance	234,224	208,219	26,005
DD&A	120,960	116,858	4,102
Taxes, other than income taxes	74,970	63,543	11,427
Accretion expense	2,265	1,890	375

Total operating expenses	692,308	624,333	67,975

Operating Income	245,076	217,888	27,188

Other Income (Expense)
Interest expense	(42,743)	(42,262)	(481)
Other income	2,945	8,744	(5,799)
Other expense	(2,215)	(9,977)	7,762

Total other expense	(42,013)	(43,495)	1,482

Income Before Income Taxes	203,063	174,393	28,670
Income tax expense	75,613	64,128	11,485

Income from Continuing Operations	127,450	110,265	17,185

Discontinued Operations, Net of Taxes
Income from discontinued operations	18	973	(955)
Loss on disposal	(5)	(584)	579

Income (Loss) from Discontinued Operations	13	389	(376)

Net Income	$127,463	$110,654	$16,809

Diluted Earnings Per Share
Continuing operations	$3.49	$3.09	$0.40
Discontinued operations	-	0.01	(0.01)

Net Income	$3.49	$3.10	$0.39

Basic Earnings Per Share
Continuing operations	$3.51	$3.11	$0.40
Discontinued operations	-	0.01	(0.01)

Net Income	$3.51	$3.12	$0.39

Diluted Avg. Common Shares Outstanding	36,560	35,717	843

Basic Avg. Common Shares Outstanding	36,273	35,434	839

Dividends Per Share	$0.755	$0.73	$0.025

Selected Business Segment Data (Unaudited) For the 3 months ending December 31, 2004 and 2003

	4th Quarter

(in thousands, except sales price data)	2004	2003	Change

Oil and Gas Operations
Operating revenues from continuing operations
Natural gas	$76,188	$57,488	$18,700
Oil	28,147	22,081	6,066
Natural gas liquids	8,682	6,994	1,688
Other	1,631	264	1,367

Total	$114,648	$86,827	$27,821

Production volumes from continuing operations
Natural gas (MMcf)	15,109	13,964	1,145
Oil (MBbl)	876	872	4
Natural gas liquids (MMgal)	17.9	17.1	0.8

Production volumes from continuing ops. (MMcfe)	22,922	21,643	1,279
Total production volumes (MMcfe)	22,922	21,644	1,278

Average sales price from continuing ops.
Natural gas (Mcf)	$5.04	$4.12	$0.92
Oil (barrel)	$32.12	$25.32	$6.80
Natural gas liquids (gallon)	$0.49	$0.41	$0.08

Other data from continuing operations
Lease operating expense (LOE)
LOE and other	$20,914	$19,912	$1,002
Production taxes	11,035	7,010	4,025

Total	$31,949	$26,922	$5,027

Depreciation, depletion and amortization	$21,973	$19,746	$2,227
Capital expenditures	$43,709	$50,344	$(6,635)
Exploration expense	$193	$73	$120
Operating income	$52,059	$31,943	$20,116

Natural Gas Distribution
Operating revenues
Residential	$73,065	$74,556	$(1,491)
Commercial and industrial - small	30,994	29,083	1,911
Transportation	10,905	10,188	717
Other	1,668	1,738	(70)

Total	$116,632	$115,565	$1,067

Gas delivery volumes (MMcf)
Residential	4,639	5,397	(758)
Commercial and industrial - small	2,477	2,566	(89)
Transportation	13,813	13,996	(183)

Total	20,929	21,959	(1,030)

Other data
Depreciation and amortization	$10,428	$9,639	$789
Capital expenditures	$16,118	$15,745	$373
Operating income	$9,740	$12,235	$(2,495)

Selected Business Segment Data (Unaudited) For the 12 months ending December 31, 2004 and 2003

	Year-to-date

(in thousands, except sales price data)	2004	2003	Change

Oil and Gas Operations
Operating revenues from continuing operations
Natural gas	$276,972	$235,649	$41,323
Oil	98,413	87,200	11,213
Natural gas liquids	30,902	25,890	5,012
Other	4,357	4,383	(26)

Total	$410,644	$353,122	$57,522

Production volume from continuing operations
Natural gas (MMcf)	57,257	55,433	1,824
Oil (MBbl)	3,434	3,412	22
Natural gas liquids (MMgal)	68.2	66.6	1.6

Production volumes from continuing ops. (MMcfe)	87,606	85,422	2,184
Total production volumes (MMcfe)	87,606	86,157	1,449

Average sales price from continuing ops.
Natural gas (Mcf)	$4.84	$4.25	$0.59
Oil (barrel)	$28.66	$25.56	$3.10
Natural gas liquids (gallon)	$0.45	$0.39	$0.06

Other data from continuing operations
Lease operating expense (LOE)
LOE and other	$79,265	$67,920	$11,345
Production taxes	37,322	27,731	9,591

Total	$116,587	$95,651	$20,936

Depreciation, depletion and amortization	$81,079	$79,687	$1,392
Capital expenditures	$403,702	$163,338	$240,364
Exploration expense	$2,100	$1,053	$1,047
Operating income	$180,612	$153,591	$27,021

Natural Gas Distribution
Operating revenues
Residential	$340,229	$320,938	$19,291
Commercial and industrial - small	138,686	126,638	12,048
Transportation	40,221	38,250	1,971
Other	7,604	3,273	4,331

Total	$526,740	$489,099	$37,641

Gas delivery volumes (MMcf)
Residential	25,383	27,248	(1,865)
Commercial and industrial - small	12,323	12,564	(241)
Transportation	54,385	55,623	(1,238)

Total	92,091	95,435	(3,344)

Other data
Depreciation and amortization	$39,881	$37,171	$2,710
Capital expenditures	$58,208	$57,906	$302
Operating income	$66,199	$66,848	$(649)